UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

ARRIVENT BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41929	86-3336099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Campus Boulevard, Suite 100 Newtown Square, PA	19073
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (628) 277-4836

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2025, Carl L. Gordon, Ph.D., CFA notified the board of directors (the “Board”) of ArriVent BioPharma, Inc. (the “Company”) of his decision not to stand for re-election to the Board at the end of his current term at the Company’s 2025 annual meeting of stockholders currently expected to be held on June 18, 2025 (the “2025 Annual Meeting”). Dr. Gordon’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 23, 2025 (the “Effective Time”), the Board approved, effective April 28, 2025, an increase in the size of the Board from seven (7) directors to eight (8) directors and appointed Merdad Parsey, M.D., Ph.D. to fill the newly created vacancy on the Board and to serve as a Class III director on the Board. Dr. Parsey was also appointed as a member of the Compensation Committee of the Board (the “Compensation Committee”).

Dr. Parsey, age 62, most recently served as executive vice president and chief medical officer at Gilead Sciences, Inc. from November 2019 to April 2025. Dr. Parsey joined Genentech, Inc. in 2006, initially leading the respiratory group and subsequently overseeing early clinical development for the immunology, tissue growth and repair portfolio in 2008. He served as chief executive officer of 3-V Biosciences, now Sagimet Biosciences, from 2010 to 2015, and he has served on their board of directors since 2010. From October 2015 to November 2019, Dr. Parsey served as senior vice president of early clinical development at Genentech, Inc. Dr. Parsey received his B.S. in microbiology and biochemistry at the University of Maryland and his M.D. and Ph.D. in immunology at the University of Maryland at Baltimore. He completed his internal medicine residency at Stanford University and his pulmonary and critical care fellowship at the University of Colorado. He was assistant professor of medicine and director of critical care medicine at the NYU School of Medicine and has been in clinical development roles at Merck & Co., Inc., Regeneron Pharmaceuticals, Inc. and Sunovion Pharmaceuticals, Inc. (f/k/a Sepracor, Inc.). Dr. Parsey served on the board of directors of Arcus Biosciences, Inc. (NYSE: RCUS) from July 2020 until February 2025. The Company believes that Dr. Parsey’s broad-based leadership experience in large pharmaceutical companies as well as extensive industry knowledge qualify him to serve on the Board.

The Board has affirmatively determined that Dr. Parsey is an independent director pursuant to the Nasdaq Stock Market’s governance listing standards and the rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no arrangements or understandings between Dr. Parsey and any other person pursuant to which Dr. Parsey was appointed as a director. There are no transactions to which the Company is a party and in which Dr. Parsey has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Dr. Parsey has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Dr. Parsey will be entitled to the standard compensation paid by the Company to its non-employee directors under the Company’s Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”). Pursuant to the Non-Employee Director Compensation Policy, Dr. Parsey was granted a non-qualified stock option to purchase shares of the Company’s common stock, effective April 28, 2025 (the “Grant Date”), with a Grant Date fair value of $352,000 (the “Initial Option Award”). The Initial Option Award will vest annually over three years following the Grant Date, subject to Dr. Parsey continuing to provide services to the Company through each such vesting. In addition, Dr. Parsey is entitled to receive an annual cash retainer of $45,000 for his service as a non-employee director of the Company and $7,500 for his service as a member of the Compensation Committee, pursuant to the Non-Employee Director Compensation Policy, prorated for the portion of the year that Dr. Parsey serves as a director and member of the Compensation Committee. Furthermore, pursuant to the Non-Employee Director Compensation Policy, Dr. Parsey is entitled to receive an annual grant of non-qualified stock options to purchase shares of the Company’s common stock on the first business day after the Company’s annual meeting of stockholders (the “Annual Option Grant Date”), with a grant date fair value of $235,000 (the “Annual Option Award”). The Annual Option Award will vest on the first anniversary of the Annual Option Grant Date, subject to Dr. Parsey continuing to provide services to the Company through such vesting.

Dr. Parsey will also enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-276397), filed with the Securities and Exchange Commission on January 5, 2024.

At the Effective Time, in order to achieve an equal balance of membership among the Board’s three classes of directors, the Board determined that Zhengbin (Bing) Yao, Ph.D. and Kristine Peterson should be reclassified from Class III, with terms expiring at the Company’s 2027 annual meeting of stockholders, to Class I, with terms expiring at the 2025 Annual Meeting. Accordingly, and solely to effect such change, effective upon the Effective Time, Dr. Yao and Ms. Peterson resigned as Class III directors and were immediately elected by the Board as Class I directors, effective as of the Effective Time. The resignations and re-elections of Dr. Yao and Ms. Peterson were effected solely to rebalance the Board’s classes, and for all other purposes, including committee service, vesting and compensation matters, Dr. Yao’s and Ms. Peterson’s respective services on the Board are deemed to have continued uninterrupted.

Item 7.01 Regulation FD Disclosure.

On April 28, 2025, the Company issued a press release announcing Dr. Parsey’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Winston Kung
Winston Kung
Chief Financial Officer and Treasurer

Date: April 28, 2025